UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2017

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Election of Director

On November 27, 2017, the Board of Directors (the “Board”) of Bellerophon Therapeutics, Inc. (the “Company”) increased the size of the Board from nine to ten directors and appointed Ted Wang, Ph. D, as a director, effective immediately. Dr. Wang will serve as a Class II director, with a term expiring at the 2020 Annual Meeting of Stockholders, and as a member of the Compensation Committee. The Board has determined that Dr. Wang is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Dr. Wang has served as the Chief Investment Officer of Puissance Capital Management LP, of which he was a founder, since January 2015. Prior to that, Dr. Wang was a Partner of Goldman, Sachs & Co. (“Goldman”), which he joined in 1996 and with which he served in many leadership positions, mostly recently as Co-Head of U.S. Equities Trading and Global Co-Head of One Delta Trading and a member of the Goldman Sachs Risk Committee. Prior to joining Goldman, Dr. Wang co-founded Xeotron Corp., a company specializing in DNA biochips in Texas. Dr. Wang holds a Ph.D. in Physics from the University of Minnesota, an M.B.A. from the University of Texas, Austin, and a B.S. from Fudan University, China.

Dr. Wang will receive compensation for his service as a non-employee director and for committee service in accordance with the Company’s previously disclosed amended director compensation program, including the award of a one-time nonqualified stock option under the Company’s 2015 Equity Incentive Plan to purchase 25,000 shares of common stock, $0.01 par value per share, of the Company (“Common Stock”).

Dr. Wang also entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially similar to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify the relevant director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

On November 30, 2017, the Company issued a press release announcing the appointment of Dr. Wang to the Board of Directors of the Company. A copy of this press release is filed as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated November 30, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: November 30, 2017	By:	/s/ Fabian Tenenbaum
Name: Fabian Tenenbaum Title: Chief Executive Officer

2